SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    August 8, 2014

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On August 5, 2014, Aaron’s, Inc. (the “Company”) entered into a Stipulation of Settlement (the “Stipulation”) for the settlement (the “Settlement”) of a pending shareholder derivative action, entitled Frohman v. Allen, et al., C.A. No.: 2014-CV-245817. The Settlement was preliminarily approved by the Fulton County, Georgia Business Court (the “Court”) on August 8, 2014. A hearing to determine whether the Settlement, upon the terms set forth in the Stipulation, should be finally approved has been scheduled for October 8, 2014 at 9:30 a.m. in Courtroom 8A, at the Superior Court of Fulton County, State of Georgia, 185 Central Ave., SW, Atlanta, Georgia 30303. Pursuant to the Court’s order, any objections to the Settlement must be filed in writing with the clerk of the Court by September 24, 2014.

Additional information concerning the terms of the proposed Settlement, the October 8, 2014 hearing and the requirements for objections can be found in the Notice of Settlement of Shareholder Action and Settlement Hearing (the “Notice”), which is attached hereto as Exhibit 99.1. The Notice is also available for viewing on the Company’s website at investor.aarons.com. The Stipulation has also been attached hereto as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description
99.1	Notice of Settlement of Shareholder Action and Settlement Hearing.
99.2	Stipulation of Settlement, dated August 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: August 13, 2014		Gilbert L. Danielson Executive Vice President Chief Financial Officer